UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission File Number)

1000 Chesterbrook Boulevard, Suite 300 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On July 17, 2014, article 5.1 of the Amended and Restated Articles of Association of Trinseo S.A. (the “Articles”) was amended, pursuant to article 5.7 of the Articles, to reflect the increase in the issued share capital of Trinseo S.A. (the “Company”) from 37,269,567 ordinary shares to 48,769,567 ordinary shares. The Company’s board of directors (the “Board”) increased the issued share capital of the Company by 11,500,000 ordinary shares in connection with the completion of the Company’s initial public offering, pursuant to the authority granted to the Board in article 5.5(a) of the Articles to increase the issued share capital up to the authorized share capital for a period of five years. A copy of the text of the amendment to the Articles is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Text of Amendment to the Amended and Restated Articles of Association of Trinseo S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ John A. Feenan
Name:	John A. Feenan
Title:	Executive Vice President and Chief Financial Officer

Date: July 18, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Text of Amendment to the Amended and Restated Articles of Association of Trinseo S.A.